EXHIBIT 99.1

For Immediate Release

Jive Software Announces Second Quarter 2012 Financial Results

•	2Q total revenue of $27.0 million, up 51% year-over-year
•	2Q total billings of $33.7 million, up 41% year-over-year
•	2Q cash flow generated from operations was $1.1 million

Palo Alto, Calif. – August 7, 2012 — Jive Software, Inc. (NASDAQ: JIVE), today announced financial results for its second quarter ended June 30, 2012.

“Our momentum continued in the second quarter, contributing to strong growth in both revenue and billings,” stated Tony Zingale, Chairman & CEO of Jive. Zingale added, “Customer response related to our next generation social business platform has been extremely positive, and the launch of TryJive has driven an increase in customer adoption, brand awareness and our pipeline of opportunities.”

Second Quarter 2012 Financial Highlights

•

Revenue: Total revenue for the second quarter was $27.0 million, an increase of 51% on a year-over-year basis. Within total revenue, product revenue was $23.9 million, an increase of 59% on a year-over-year basis. Professional Services revenue was $3.0 million, an increase of 7% on a year-over-year basis.

•	Non-GAAP Billings: Total billings, which Jive defines as revenue plus the change in total deferred revenue, were $33.7 million for the second quarter, an increase of 41% on a year-over-year basis.

•

Gross Profit: GAAP gross profit for the second quarter was $16.0 million, compared to $9.8 million for the second quarter of 2011. Non-GAAP gross profit was $17.2 million for the second quarter, an increase of 67% year-over-year. Non-GAAP gross margin was 64%, representing approximately 600 basis points of margin improvement compared to the second quarter of 2011.

•

Loss from Operations: GAAP loss from operations for the second quarter was $11.4 million, compared to a loss of $11.3 million for the second quarter of 2011. Non-GAAP loss from operations was $6.7 million, compared to a non-GAAP loss from operations of $8.3 million for the second quarter of 2011.

•

Net Loss: GAAP net loss for the second quarter was $11.6 million, compared to a net loss of $16.1 million for the same period last year. GAAP net loss per share for the second quarter was $0.19, based on 61.9 million weighted-average shares outstanding, compared to a net loss per share of $0.68, based on 23.5 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the second quarter was $6.8 million, compared to a net loss of $8.6 million for the same period last year. Non-GAAP net loss per share for the second quarter was $0.11, based on 61.9 million weighted-average shares outstanding, compared to a net loss per share of $0.37, based on 23.5 million weighted-average shares outstanding for the same period last year.

•

Balance Sheet and Cash Flow: As of June 30, 2012, Jive had cash and cash equivalents and marketable securities of $176.5 million, compared to $178.1 million at the end of the first quarter. The company generated $1.1 million in cash from operations and invested $2.5 million in capital expenditures, leading to free cash flow of ($1.4) million for the second quarter. Free cash flow was ($1.4) million for the second quarter of 2011. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter and Recent Business Highlights

Jive has recently accomplished the following business highlights:

•	Ended the quarter with 707 customers, up from 676 as of March 31, 2012. This was driven in part by the TryJiveTM initiative launched in the second quarter of 2012.

•

Entered into new and expanded customer relationships including the Australian Department of Defense, Cameron International Corporation, Comcast, Freescale Semiconductor, Inc., Groupon, Eli Lilly, Savills, and The Parsons Corporation.

•

Recently selected by LivePerson as the social business platform for its award-winning social intranet to enhance the company’s corporate culture and better connect its global workforce. LivePerson had previously chosen Jive to power their external customer community.

•	Announced the addition of Jay Larson to the management team, effective August 13, 2012, in a newly created role of President of Worldwide Field Operations.

Financial Outlook

As of August 7, 2012, Jive initiates guidance for its third quarter 2012, and is reiterating guidance for the full year 2012, as follows:

•

Third Quarter 2012 Guidance: Total revenue is expected to be in the range of $28.0 million to $29.0 million. Non-GAAP loss from operations is expected to be in the range of $6.0 million to $7.0 million. Non-GAAP loss per share is expected to be in the range of $0.10 to $0.12 based on approximately 62.3 million weighted-average diluted shares outstanding.

•

Full Year 2012 Guidance: Total revenue is expected to be in the range of $110.0 million to $113.5 million. Non-GAAP loss from operations is expected to be in the range of $22.0 million to $24.0 million. Non-GAAP loss per share is expected to be in the range of $0.38 to $0.42 based on approximately 62.2 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of ($5.0) million to ($7.0) million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the second quarter 2012, in addition to discussing the Company’s outlook for the third quarter 2012 and guidance for the full year 2012. To access this call, dial (888) 312-3047 (domestic) or (719) 457-2603 (international) with conference ID #7554536. A live webcast of the conference call will be accessible from the Investor Relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through August 21, 2012, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay passcode is 7554536.

About Jive Software

Jive Software (NASDAQ: JIVE) is a leading global Social Business company. We bring social technology innovations from the consumer world into enterprises securely and at scale, changing the way work gets done. Our platform combines the power of big data, enterprise integrations and social collaboration technologies. Millions of people at the world’s largest companies are using Jive-powered communities internally and externally to transform their businesses.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, amortization of acquisition related intangible assets, and changes in fair value of warrant liabilities. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the third fiscal quarter of 2012 and the full year of 2012, the future growth of the social business software market, our position to execute on our growth strategy, and our ability to capitalize on our leadership position in the social business market. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business software by enterprises; uncertainty regarding the market for social business software; changes in the competitive dynamics of our market; our ability to increase and predict new subscription, subscription renewal and renewal billings or upsell rates and the impact these rates may have on our future revenues; our reliance on third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

646-277-1251

brian.denyeau@icrinc.com

Media Contact:

Kyle Arteaga

(415) 218-5569

kyle.arteaga@jivesoftware.com

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues:
Product	$23,904	$15,029	$45,575	$28,599
Professional services	3,046	2,856	6,693	5,353

Total revenues	26,950	17,885	52,268	33,952

Cost of revenues:
Product	7,135	5,132	13,957	9,061
Professional services	3,792	2,920	7,581	6,051

Total cost of revenues	10,927	8,052	21,538	15,112

Gross profit	16,023	9,833	30,730	18,840

Operating expenses:
Research and development	9,127	7,116	17,482	15,783
Sales and marketing	14,581	10,622	25,937	19,460
General and administrative	3,751	3,429	7,553	5,219

Total operating expenses	27,459	21,167	50,972	40,462

Loss from operations	(11,436)	(11,334)	(20,242)	(21,622)

Other income (expense), net:
Interest income	46	12	60	27
Interest expense	(144)	(257)	(232)	(355)
Change in fair value of warrant liability	—	(8,284)	—	(12,335)
Other, net	(1)	(3)	(46)	(40)

Total other income (expense), net	(99)	(8,532)	(218)	(12,703)

Loss before provision for (benefit from) income taxes	(11,535)	(19,866)	(20,460)	(34,325)
Provision for (benefit from) income taxes	90	(3,797)	114	(3,767)

Net loss	$(11,625)	$(16,069)	$(20,574)	$(30,558)

Basic and diluted net loss per share	$(0.19)	$(0.68)	$(0.33)	$(1.32)

Shares used in basic and diluted per share calculations	61,924	23,499	61,685	23,170

JIVE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011

Assets
Current Assets:
Cash and cash equivalents	$110,686	$180,649
Short-term marketable securities	46,562	—
Accounts receivable, net of allowances	29,019	31,999
Prepaid expenses and other current assets	4,872	4,503

Total current assets	191,139	217,151
Marketable securities, noncurrent	19,286	—
Property and equipment, net of accumulated depreciation	14,405	12,639
Goodwill	17,265	17,265
Intangible assets, net of accumulated amortization	9,382	11,141
Other assets	271	146

Total assets	$251,748	$258,342

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,369	$4,566
Accrued payroll and related liabilities	5,843	6,629
Other accrued liabilities	4,239	5,124
Deferred revenue, current	71,462	62,329
Term debt, current	2,400	2,946

Total current liabilities	87,313	81,594
Deferred revenue, less current portion	16,020	15,497
Term debt, less current portion	9,600	10,192
Other long-term liabilities	544	340

Total liabilities	113,477	107,623

Commitments and contingencies

Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	266,897	258,779
Accumulated deficit	(125,299)	(104,725)
Accumulated other comprehensive income	18	10

Total stockholders’ equity	138,271	150,719

Total liabilities and stockholders’ equity	$251,748	$258,342

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Cash flows from operating activities:
Net loss	$(11,625)	$(16,069)	$(20,574)	$(30,558)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,385	1,172	4,603	3,019
Stock-based compensation	4,164	2,339	7,249	3,395
Loss from change in fair value of warrant liability	—	8,284	—	12,335
Change in deferred taxes	—	(3,851)	—	(3,851)
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	(981)	(2,170)	2,980	3,351
Prepaid expenses and other assets	(764)	448	(376)	182
Increase (decrease), net of acquisitions, in:
Accounts payable	(1,468)	(160)	166	1,955
Accrued payroll and related liabilities	1,539	1,387	(786)	500
Other accrued liabilities	721	1,942	(124)	973
Deferred revenue	6,772	5,819	9,656	8,424
Other long-term liabilities	401	20	402	47

Net cash provided by (used in) operating activities	1,144	(839)	3,196	(228)

Cash flows from investing activities:
Payments for purchase of property and equipment	(2,512)	(522)	(5,913)	(4,008)
Purchases of marketable securities	(31,497)	—	(65,848)	—
Acquisitions, net of cash acquired	—	(22,392)	—	(22,892)

Net cash used in investing activities	(34,009)	(22,914)	(71,761)	(26,900)

Cash flows from financing activities:
Proceeds from exercise of stock options, including tax withholding	557	3,838	869	4,052
Payments of initial public offering expenses	(248)	—	(1,014)	—
Proceeds from revolving credit facility, net	—	—	—	515
Proceeds from term loans	—	22,548	—	24,203
Repayments of term loans	(500)	—	(1,250)	(354)

Net cash provided by (used in) financing activities	(191)	26,386	(1,395)	28,416

Net increase (decrease) in cash and cash equivalents	(33,056)	2,633	(69,960)	1,288
Effect of exchange rate changes	(7)	—	(3)	—
Cash and cash equivalents, beginning of period	143,749	42,003	180,649	43,348

Cash and cash equivalents, end of period	$110,686	$44,636	$110,686	$44,636

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Gross profit, as reported	$16,023	$9,833	$30,730	$18,840
Add back:
Stock-based compensation	528	87	786	156
Amortization related to acquisitions	620	374	1,245	440

Gross profit, non-GAAP	$17,171	$10,294	$32,761	$19,436

Gross margin, non-GAAP	64%	58%	63%	57%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Research and development, as reported	$9,127	$7,116	$17,482	$15,783
less:
Stock-based compensation	1,533	605	2,480	958
Amortization related to acquisitions	—	—	—	1,031
Non-recurring acquisition expense	—	333	—	333

Research and development, non-GAAP	$7,594	$6,178	$15,002	$13,461

As percentage of total revenues, non-GAAP	28%	35%	29%	40%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Sales and marketing, as reported	$14,581	$10,622	$25,937	$19,460
less:
Stock-based compensation	928	937	1,454	1,246

Sales and marketing, non-GAAP	$13,653	$9,685	$24,483	$18,214

As percentage of total revenues, non-GAAP	51%	54%	47%	54%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
General and administrative, as reported	$3,751	$3,429	$7,553	$5,219
less:
Stock-based compensation	1,175	710	2,529	1,035

General and administrative, non-GAAP	$2,576	$2,719	$5,024	$4,184

As percentage of total revenues, non-GAAP	10%	15%	10%	12%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Loss from operations, as reported	$(11,436)	$(11,334)	$(20,242)	$(21,622)
Add back:
Stock-based compensation	4,164	2,339	7,249	3,395
Amortization related to acquisitions	620	374	1,245	1,471
Non-recurring acquisition expense	—	333	—	333

Loss from operations, non-GAAP	$(6,652)	$(8,288)	$(11,748)	$(16,423)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Loss before provision for (benefit from) income taxes, as reported	$(11,535)	$(19,866)	$(20,460)	$(34,325)
Add back:
Stock-based compensation	4,164	2,339	7,249	3,395
Amortization related to acquisitions	620	374	1,245	1,471
Non-recurring acquisition expense	—	333	—	333
Change in fair value of warrant liability	—	8,284	—	12,335

Loss before provision for (benefit from) income taxes, non-GAAP	$(6,751)	$(8,536)	$(11,966)	$(16,791)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss, as reported	$(11,625)	$(16,069)	$(20,574)	$(30,558)
Add back:
Stock-based compensation	4,164	2,339	7,249	3,395
Amortization related to acquisitions	620	374	1,245	1,471
Non-recurring acquisition expense	—	333	—	333
Change in fair value of warrant liability	—	8,284	—	12,335
Tax benefit related to acquisition of OffiSync	—	(3,851)	—	(3,851)

Net loss, non-GAAP	$(6,841)	$(8,590)	$(12,080)	$(16,875)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Basic and diluted net loss per share, as reported	$(0.19)	$(0.68)	$(0.33)	$(1.32)
Add back:
Stock-based compensation	0.07	0.10	0.12	0.15
Amortization related to acquisitions	0.01	0.02	0.02	0.06
Non-recurring acquisition expense	—	0.01	—	0.01
Change in fair value of warrant liability	—	0.35	—	0.53
Tax benefit related to acquisition of OffiSync	—	(0.16)	—	(0.17)

Basic and diluted net loss per share, non-GAAP	$(0.11)	$(0.37)	$(0.20)	$(0.73)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Total revenues	$26,950	$17,885	$52,268	$33,952
Deferred revenue, end of period	87,482	58,644	87,482	58,644
Less: Deferred revenue, beginning of period	(80,710)	(52,628)	(77,826)	(50,195)

Billings	$33,722	$23,901	$61,924	$42,401